UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, California, 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As previously announced, on January 24, 2011, Ligand Pharmaceuticals Incorporated (“Ligand”) and certain of its subsidiaries entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Oxford Finance Corporation. On April 29, 2011, Ligand and Oxford Finance LLC (as successor in interest to Oxford Finance Corporation (“Oxford”)) entered into a First Amendment to the Loan and Security Agreement. On October 28, 2011, Ligand and certain of its subsidiaries entered into a Joinder and Second Amendment (the “Joinder and Second Amendment”) with Oxford, which amended the Loan and Security Agreement. Under the Joinder and Second Amendment Cydex Pharmaceuticals, Inc. (“Cydex”), a subsidiary of Ligand, was added to the Borrowers under the Loan and Security Agreement. In addition, Cydex assumed the obligations and liabilities of the existing borrowers under the Loan and Security Agreement and granted a security interest in favor of Oxford in certain assets of Cydex. The Joinder and Second Amendment did not change the loan amount, interest rate, interest payment schedule and maturity date established in the Loan and Security Agreement.

The foregoing summary of the material terms of the Joinder and Second Amendment does not purport to be complete and is qualified in its entirety be reference to the Joinder and Second Amendment, a copy of which will be filed with the Securities and Exchange Commission by Ligand on its Annual Report on Form 10-K for the fiscal year ending December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: November 1, 2011	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary